Exhibit 99.1

FTE NETWORKS REPORTS RECORD QUARTERLY REVENUE OF $79.1MM AS COMPANY’S
MOMENTUM CONTINUES

Company achieves Profitability of $2.5MM and Adjusted Diluted Earnings of $1.61 per share

NAPLES, Fla. (November 16, 2017) – FTE Networks, Inc. (OTCQX: FTNW) and (OTCQX: FTNWD) (“FTE” or the “Company”), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and buildings, today announced unaudited financial results for the three months and nine months ended September 30, 2017. The Company achieved significant revenue, margin, and profitability increases both on a quarter-over-quarter and year-over-year basis. The Company reported revenues of $79.1MM, Gross Margin of 19.6%, Net Income of $2.5MM, Adjusted EBITDA of $11.6MM and $1.61 adjusted diluted earnings per share for the three months ended September 30, 2017.

September 30, 2017 Financial Highlights

●	56% increase in sequential revenue, $79.1MM versus $50.7MM for the quarter ended June 30, 2017

●	320 basis point improvement in Gross margin, 19.6% versus 16.4% for the period ending June 30, 2017

●	149% increase in Net income, approximately $2.5MM versus a loss of ($5.1MM) for the period ending June 30, 2017

●	Adjusted EBITDA of $11.6MM for three months ending September 30, 2017

●	Significant increase in adjusted diluted earnings per share to $1.61 compared to a loss per share of ($0.37) in the quarter ended September 30, 2016

Recent Business Highlights

●	Won three new projects that include infrastructure and technology expansion; valued at a combined $61.6MM

●	Won eight new projects that include infrastructure and technology expansion; valued at a combined $61.0MM

●	Combined backlog of approximately $419.3MM as of September 30, 2017

●	Continued to expand footprint and services to Fortune 100/500 clients

●	Filed a provisional patent application for CrossLayer™ technology covering the decentralized provision of internet and cloud services

●	Installed CrossLayer™ in Naples, Florida office with the capacity to serve the mixed-use retail and commercial facility

●	Advanced uplist strategy with recent reverse stock split

Third Quarter 2017 Unaudited Financial Results

For the three months ended September 30, 2017, total revenues were $79.1MM. The Company continues to expand its three complementary businesses: FTE Networks Services; CrossLayer™, Inc.; and Benchmark Builders, Inc. FTE also continues to achieve accretive synergies on the Benchmark Builders integration and expand its consolidated service offerings to new and existing national markets.

The consolidated third quarter 2017 gross margin increased by approximately 320 basis points, compared to the gross margin registered in the prior quarter of 2017. This reflects improving operating leverage on the growing revenue base. FTE generated an operating profit of approximately $4.8MM in third quarter 2017, compared to the prior quarter operating loss of ($2.3MM), which included approximately $1.8MM in one-time expenses. Net income was approximately $2.5MM for the three months ended September 30, 2017, compared to a loss of ($5.1MM) for the period ending June 30, 2017. Adjusted EBITDA was approximately $11.6MM for the three months ended September 30, 2017.

Nine-Month 2017 Unaudited Financial Results

For the nine-months ended September 30, 2017, total revenues were $134.9MM. The operating results of Benchmark Builders included revenues of $118.0MM for the period from April 21, 2017 to September 30, 2017. Benchmark also generated net income of $9.5MM during this period that has been included in the Company’s consolidated statements of operations for the nine-months ended September 30, 2017. During the period, the Company incurred approximately $1.8MM in transaction costs in connection with the Benchmark transaction, which is included in the consolidated statement of operations for the nine- months ended September 30, 2017.

Michael Palleschi, the Company’s President and CEO, commented “We are very pleased about our third quarter results as almost every measure of performance improved over the second quarter. The Company experienced momentous 56% revenue growth over the previous quarter and profitability of $2.5MM, both contributing to an adjusted diluted earnings per share of $1.61.”

Mr. Palleschi continued, “The Company continues to make significant strides in its integration of Benchmark Builders, launch of CrossLayer™ and strengthening of FTE Network Services. Our sales teams are now fully engaged in selling activities and focused on implementing measures that cross-promote our three business operations. We continue to gain positive and accretive traction with each business entity. The Company’s strengthening of its financial position is partly attributable to: CrossLayer™’s recurring revenue model, Benchmark’s roughly 90 percent reoccurring revenue, and FTE Network Services’ long-term contracts. We are excited with the direct result of these initiatives as the Company’s holds an impressive backlog of $419.3MM as of September 30, 2017.”

Mr. Palleschi continued, “Management continues to focus on operational efficiencies and has implemented significant cost reductions throughout third quarter 2017. These savings combined with the ability to leverage synergies and streamline the business are expected to yield total cost savings of approximately $3MM annually. Further, the Company continues to invest in CrossLayer™ with a total investment of approximately $4MM to date. Management believes CrossLayer™ provides a technology platform that sets FTE apart from its competitors and provides its customers with a one-stop solution that offers technology, general contracting and network infrastructure solutions.” Mr. Palleschi concluded “I am extremely excited with the tremendous progress of FTE’s continued forward growth trajectory as illustrated in our record revenues and profitability. The Company believes it is well-positioned to move forward with its growth strategy for 2018.”

Subsequent Events

Subsequent to the close of the third quarter 2017, the Company effectuated a 25-for-1 reverse stock split which proportionally increased the price per share of its common stock on November 6, 2017. The total number of shares of common stock held by each stockholder was converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split, divided by 25, with such resulting number of shares rounded up to the nearest whole share. The reverse stock split had no effect on the par value of the common stock.

On November 8, 2017, the Company announced that its CrossLayer™ wholly owned subsidiary completed its first installation of its patent-pending Compute-to-the-Edge Network technology in its Naples, Florida, headquarters. The Naples service center is installed with the capacity to serve the mixed-use retail and commercial facility. The installation will serve as a showcase for CrossLayer™’s new technology.

Additionally, the Company announced the filing of a provisional patent application with the United States Patent and Trademark Office (USPTO) for CrossLayer™ technology covering the decentralized provision of internet and cloud services. CrossLayer™ capability regarding edge deployment and convergence of cloud and network access is designed to reduce network latency, increase bandwidth to content and cloud services, and provide levels of security that customers cannot obtain with other network architectures. Its unique architecture enables CrossLayer™ to deliver managed high-speed networks to individual buildings and large-scale commercial projects.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), is a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and buildings. FTE’s three complementary businesses are FTE Network Services, CrossLayer, Inc. and Benchmark Builders, Inc. Together they provide end-to-end design, build and support solutions for state-of-the-art networks and commercial properties to create the most transformative smart platforms and buildings. FTE’s businesses are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of innovative projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading communications services providers. FTE Networks and its subsidiaries support multiple services, including Data Center Infrastructure, Fiber Optics, Wireless Integration, Network Engineering, Internet Service Provider, General Contracting Management and General Contracting. For more information, please visit www.ftenet.com.

Note on Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “expected,” believes,,” “potential,” “plan” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements and forecasts we make regarding our financial performance and anticipated operating results; our strategies for continued growth and market expansion, including our efforts to list on a national stock exchange, and other matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this update is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

FTE NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended March 31, 2017	For the Three Months Ended September 30, 2016	For the Nine Months Ended September 30, 2016
	2017	2016	2017	2016	(Predecessor)	(Predecessor)	(Predecessor)

Revenues, net of discounts	$79,083	$3,828	$134,866	$9,084	$42,089	$77,644	$307,984
Cost of revenues	63,553	2,403	108,608	5,649	33,789	67,201	261,042
Gross Profit	15,530	1,425	26,258	3,435	8,300	10,443	46,942

Operating Expenses
Compensation expense	5,312	605	10,668	1,706	5,671	4,478	13,645
Selling, general and administrative expenses	4,064	548	8,662	1,920	2,009	4,452	17,199
Amortization of intangible assets	768	-	1,358	-	-	-	-
Travel expense	128	43	419	210	22	98	261
Occupancy costs	222	201	615	559	160	121	323
Loss on Sale of Asset	-	-	376	-	-	-	-
Transaction expenses	246	-	1,666	-	-	-	-
Total Operating Expenses	10,740	1,397	23,764	4,395	7,862	9,149	31,428
Operating Income (Loss)	4,790	28	2,494	(960)	438	1,294	15,514

Other (Expense) Income
Interest expense	(1,824)	(490)	(4,351)	(1,452)	-	-	-
Amortization of deferred financing costs and debt discount	(1,332)	(109)	(3,663)	(328)		-	-
Change in warrant fair market valuation	2,033	-	854	-	-	-	-
Other Income (Expense)	(7)	(147)	(52)	(101)	56	30	74
Incentive expenses	-	-	-	(35)	-
Extinguishment loss	-	(314)	-	(314)
Financing Costs	(139)	-	(702)	-	-
Total Other (Expense) Income	(1,269)	(1,060)	(7,914)	(2,230)	56	30	74
Income (Loss) before provision for local income taxes	3,521	(1,032)	(5,420)	(3,190)	494	1,324	15,588
Provision for local income taxes	972	-	1,093	-	240	265	1,065

Net Income (Loss)	2,549	(1,032)	(6,513)	(3,190)	254	1,059	14,523
Preferred stock dividends	(20)	(20)	(60)	(60)	-	-	-
Net Income (Loss) attributable to common shareholders	2,529	(1,052)	(6,573)	$(3,250)	254	1,059	14,523

Income (Loss) per share:
Basic	$0.47	$(0.43)	$(1.39)	$(1.34)
Diluted	$0.46	$(0.43)	$(1.39)	$(1.34)

Weighted average number of common shares outstanding
Basic	5,367,208	2,418,024	4,699,369	2,418,024
Diluted	5,547,743	2,418,024	4,699,369	2,418,024

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months ended September 30,		For the Nine Months ended September 30,
	2017	2016	2017	2016
Net Income (Loss) (GAAP)	$2,549	$(1,032)	$(6,513)	$(3,190)
Adjustments to Net Income (Loss):
Interest expense	1,824	490	4,351	1,452
Income tax expense (benefit)	972	-	1,093	-
Amortization	4,345	109	9,130	328
Depreciation	167	138	463	375
EBITDA	9,857	(295)	8,524	(1,035)
Further Adjustments to EBITDA:
Non-cash stock based compensation	1,747	18	1,670	172
Adjusted EBITDA (non-GAAP)	$11,604	$(277)	$10,194	$(863)

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted
Net Income and GAAP Earnings
per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders (GAAP)	$2,529	$(1,052)	$(6,573)	$(3,250)
Adjustments to Net Income (Loss):
Amortization	4,345	109	9,130	328
Deemed dividends on preferred stock	20	20	60	60
Non-cash stock based compensation expenses	1,747	18	1,670	172
Acquisition related costs	246	0	1,666	0
Adjusted net income (non-GAAP)	$8,887	$(905)	$5,953	$(2,690)

Net income (loss) per common share (GAAP)
Diluted EPS	$0.46	$(0.43)	$(1.39)	$(1.34)
Adjustments to diluted loss per share:
Amortization	0.78	0.05	1.94	0.14
Non-cash stock based compensation expenses	0.31	0.01	0.36	0.07
Acquisition related costs	0.04	-	0.35
Deemed dividends on preferred stock	0.00	0.01	0.01	0.02
Impact of including warrants in Adj. Diluted Shares	0	0	0	0
Adjusted Diluted EPS (non-GAAP)	1.61	(0.37)	1.28	(1.11)

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	5,547	2,418	4,699	2,418
Warrants not included in GAAP Diluted Shares (using treasury stock method)	-	-	-	-
Weighted Avg. Preferred Shares (as converted)	-	-	-	-
Adjusted Diluted Shares outstanding (non-GAAP)	5,547	2,418	4,699	2,418

Use of non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non - GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by FTE Networks as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non - GAAP Adjusted Net Income

“Adjusted Net Income” is defined by FTE Networks as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash, stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by FTE Networks as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

FTE Networks’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

●	Amortization of intangible assets — The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. FTE Networks excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

●	Stock-based compensation expenses — As incentive for both employees and certain non-employees, from time to time shares of the Company’s common stock are issued by the Board of Directors. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

●	Deemed dividends on preferred stock — GAAP accounting for the structure of the Series A and Series A-1 Preferred Stock requires the Company to accrue a set dividend rate quarterly. Since such dividends are not paid in cash, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Media and Investor Relations:

FTE Networks, Inc.

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 34108

(877) 850-4308

ir@ftenet.com

OTCQX: FTNW